UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 26, 2023, Integra LifeSciences Holdings Corporation (the “Company”) issued a press release announcing financial results for the quarter ended March 31, 2023 (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item. In the financial statements portion of the Press Release, the Company has included a reconciliation of GAAP revenues to organic revenues for the quarters ended March 31, 2023 and 2022, GAAP net income to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the quarters ended March 31, 2023 and 2022, GAAP net income to adjusted net income for the quarters ended March 31, 2023 and 2022, GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended March 31, 2023 and 2022, GAAP total debt to net debt for the quarters ended March 31 2023 and 2022, and GAAP operating cash flow to free cash flow and adjusted free cash flow conversion used by management for the quarters and twelve months ended March 31, 2023 and 2022.

In the Press Release, the Company provided forward-looking guidance regarding adjusted earnings per diluted share but did not provide a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable and management is unable to predict them with reasonable certainty and without unreasonable effort.

The information contained in Item 2.02 of this Current Report on Form 8-K (including the Press Release and selected historical financial information) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report on Form 8-K (including the Press Release and selected historical financial information) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, net debt, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) EU Medical Device Regulation-related charges; (iv) intangible asset amortization expense; and (v) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of net debt consists of GAAP total debt (excluding deferred financing costs) less cash and cash equivalents. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, net debt, free cash flow and adjusted free cash flow conversion measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses non-GAAP financial measures in the form of organic revenues, adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion when evaluating operating performance because we believe that the inclusion or exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company's divestiture, acquisition, integration, and restructuring activities, for which the amounts are non-cash in nature, or for which the amounts are not expected to recur at the same magnitude, provides a supplemental measure of our operating results that facilitates comparability of our financial condition and operating performance from period to period, against our business model objectives, and against other companies in our industry. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our core business and the valuation of our Company. In addition, since the Company has historically provided non-

GAAP guidance to the investment community, we believe the continued inclusion of non-GAAP guidance provides consistency in the information made available to investors.

Organic revenues, adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, net debt, free cash flow and adjusted free cash flow conversion are significant measures used by management for purposes of:

•supplementing the financial results and forecasts reported to the Company's board of directors;
•evaluating, managing and benchmarking the operating performance of the Company;
•establishing internal operating budgets;
•determining compensation under bonus or other incentive programs;
•enhancing comparability from period to period;
•comparing performance with internal forecasts and targeted business models; and
•evaluating and valuing potential acquisition candidates.

The measure of organic revenues that we report reflects the increase in total revenues for the quarter ended March 31, 2023 adjusted for the effects of currency exchange rates, revenues from acquisitions, revenues from divested products, and product discontinuations on current period revenues. We provide this measure because changes in foreign currency exchange rates can distort our reduction favorably or unfavorably, depending upon the strength of the U.S. dollar in relation to the various foreign currencies in which we generate revenues. We generate significant revenues outside the United States in multiple foreign currencies. We believe this measure provides useful information to determine the success of our international selling organizations in increasing sales of products in their local currencies without regard to fluctuations in currency exchanges rates, which we do not control. Additionally, significant divestitures, acquisitions and discontinued product lines can distort our current period revenues when compared to prior periods.

The measure of adjusted net income reflects GAAP net income adjusted for one or more of the following items, as applicable:
•Structural optimization charges. These charges include employee severance and other costs associated with exit or disposal of facilities, costs related to transferring manufacturing and/or distribution activities to different locations, and rationalization or enhancement of our organization, existing manufacturing, distribution, administrative, functional and commercial infrastructure. Some of these cost-saving and efficiency-driven activities are identified as opportunities in connection with acquisitions that provide the Company with additional capacity or economies of scale. Although recurring in nature, given management's ongoing review of the efficiency of our organization and structure, including manufacturing, distribution and administrative facilities and operations, management excludes these items when evaluating the operating performance of the Company because the frequency and amount of such charges vary significantly based on the timing and magnitude of the Company's rationalization activities and are, in some cases, dependent upon opportunities identified in acquisitions, which also vary in frequency and magnitude.
•Acquisition, divestiture and integration-related charges. Acquisition, divestiture and integration-related charges include (i) inventory fair value purchase accounting adjustments, (ii) changes in the fair value of contingent consideration after the acquisition date, (iii) costs related to acquisition integration, including systems, operations, retention and severance, (iv) legal, accounting, banking and other outside consultants expenses directly related to acquisitions or divestitures, and (v) gain or loss on sale of business and related costs to complete the divestiture of business. Although recurring, given the ongoing character of our acquisitions and divestitures, these charges are not factored into the evaluation of our performance by management after completion because they are of a temporary nature, they are not related to our core operating performance and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition and divestiture transactions as well as the level of inventory on hand at the time of acquisition.

•EU Medical Device Regulation charges. These charges represent costs specific to complying with the medical device reporting regulations and other requirements of the European Union’s regulation for medical devices. Management excludes this item when evaluating the Company’s operating performance because these costs incurred are not reflective of its ongoing operations.
•Intangible asset amortization expense. Management excludes this item when evaluating the Company's operating performance because it is a non-cash expense.
•Income tax impact from adjustments. This items represents adjustments to income tax expense for the amount of additional tax expense that the Company estimates that it would record if it used non-GAAP results instead of GAAP results in the calculation of its tax provision, based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate.

In the Press Release, the Company provided forward-looking guidance regarding adjusted earnings per diluted share, but did not provide a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization, efforts to comply with the EU Medical Device Regulation, and income tax impact from adjustments are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results.

Organic revenues, adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, net debt, free cash flow and adjusted free cash flow conversion are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the revenues, costs or benefits associated with the operations of the Company's business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company expects to continue to acquire businesses and product lines and to incur expenses of a nature similar to many of the non-GAAP adjustments described above, and exclusion of these items from its adjusted financial measures should not be construed as an inference that all of these revenue adjustments or costs are unusual, infrequent or non-recurring. Some of the limitations in relying on the adjusted financial measures are:
•The Company periodically acquires other companies or businesses, and we expect to continue to incur acquisition-related expenses and charges in the future. These costs can directly impact the amount of the Company's available funds or could include costs for aborted deals which may be significant and reduce GAAP net income.
•All of the adjustments to GAAP net income have been tax affected at the Company's actual tax rates. Depending on the nature of the adjustments and the tax treatment of the underlying items, the effective tax rate related to adjusted net income could differ significantly from the effective tax rate related to GAAP net income.
In the financial tables portion of the Press Release, the Company has included a reconciliation of GAAP reported revenues to organic revenues for the quarters ended March 31, 2023 and 2022 and GAAP net income to adjusted EBITDA, GAAP net income to adjusted net income, GAAP earnings per diluted share to adjusted earnings per diluted share, GAAP total debt to net debt, and GAAP operating cash flow to free cash flow and adjusted free cash flow conversion used by management for the quarters and twelve months ended March 31, 2023 and 2022.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release with attachments, dated April 26, 2023, issued by Integra LifeSciences Holdings Corporation

104 Cover Page Interactive Data File (embedded within the inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: April 26, 2023	By:	/s/ Jeffrey Mosebrook
Jeffrey Mosebrook
	Title:	Senior Vice President, Finance, Principal Financial
Officer and Principal Accounting Officer